Exhibit 99.1

            Brooke Corporation CEO To Speak at Investor Conference

    OVERLAND PARK, Kan., Dec. 2 /PRNewswire-FirstCall/ -- Robert D. Orr, CEO of Brooke Corporation (Amex: BXX), will speak at the Friedman, Billings, Ramsey 10th Annual Investor Conference at the Sheraton New York Hotel and Towers in New York City on Wednesday, December 3, 2003, at 11:30 a.m. (EST). To listen to Mr. Orr's live presentation, log onto the conference web site at:

    A replay of the webcast will be available at the same URL within 24 hours following Mr. Orr's presentation and will remain archived at the same link for 90 days. To access the webcast presentation, you will need Windows Media Player and/or Real Player installed on your computer. Information distributed during Mr. Orr's presentation will be available on Brooke Corporation's web site beginning December 4 at:

                              www.brookecorp.com

    It should be noted that Mr. Orr's remarks may contain certain forward-looking statements relating to future results. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expected, depending on a variety of factors which are described in the Company's filings with the Securities and Exchange Commission.

    About our company ... Brooke Corporation is listed on the American Stock
Exchange under the symbol of BXX.   Through subsidiaries, the company
distributes insurance and financial services through a network of 218 franchisee locations and has originated more than $100,000,000 in loans which have been sold to participating lenders or to investors through asset backed securitizations. A company subsidiary also sells insurance on a wholesale basis through its franchisees and others. The company believes that franchisees, as local business owners, distribute "one-on-one sales" based services, such as insurance, more efficiently than others.

SOURCE  Brooke Corporation
    -0-                             12/02/2003
    /CONTACT: Kyle Garst of Brooke Corporation, garsk@brookecorp.com , or +1-800-642-1872/
    /Web site:  http://www.brookecorp.com /
    (BXX)

CO:  Brooke Corporation; Friedman, Billings, Ramsey 10th Annual Investor
     Conference
ST:  Kansas, New York
IN:  FIN
SU:  CCA MAV TDS